UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2011

INTERACTIVE DATA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31555	13-3668779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On February 11, 2011, Interactive Data Corporation (the “Company”) entered into a first refinancing amendment (the “First Amendment”) to its Credit Agreement, dated as of July 29, 2010, (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”) among Igloo Intermediate Corporation, the Company, the lenders party thereto and Bank of America, N.A., as administrative agent. The First Amendment included a (i) Refinancing Amendment (as defined in the Credit Agreement) contemplated by Section 2.21 of the Credit Agreement and (ii) certain other amendments to the Credit Agreement.

The Refinancing Amendment

The requisite consents for the First Amendment were obtained on February 11, 2011 and the First Amendment was effective on the same date. The First Amendment provides for, among other things:

•

a refinancing of the existing term loan facility with a combination of term loans from new lenders and replacement term loans from existing lenders in an aggregate principal amount of $1.345.0 million;

•

a decrease of the applicable margin with respect to the term loans to (i) 2.50% with respect to term loans bearing interest at ABR and (ii) 3.50% with respect to term loans bearing interest at LIBOR, in each case subject to a further reduction of 0.25% upon the Company achieving certain leverage ratios;

•	an extension of the maturity date of the term loan facility to February 11, 2018; and

•	an extension of the commencement date for amortization payments on the term loans to June 30, 2011.

In connection with the First Amendment, the Company was required to pay a prepayment premium of 1% of the original principal amount of the term loan facility along with certain other fees and expenses.

The descriptions of the provisions of the First Amendment are qualified in their entirety by reference to the full and complete terms of the First Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain of the lenders and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. They have received (or will receive) customary fees and commissions for these transactions.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit

10.1	First Amendment, dated as of February 11, 2011, to the Credit Agreement, dated as of July 29, 2010, among Igloo Intermediate Corporation, Interactive Data Corporation, the lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Data Corporation

By:	/s/ Vincent A. Chippari
	Name:	Vincent A. Chippari
	Title:	Senior Vice President and Chief Financial Officer

Date: February 17, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	First Amendment, dated as of February 11, 2011, to the Credit Agreement, dated as of July 29, 2010, among Igloo Intermediate Corporation, Interactive Data Corporation, the lenders party thereto and Bank of America, N.A., as administrative agent.

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